UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014 (February 24, 2014)

Chesapeake Oilfield Operating, L.L.C.

(Exact name of Registrant as specified in its Charter)

Oklahoma	333-187766	45-3338422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2014, Chesapeake Energy Corporation (“Chesapeake”) issued a press release announcing that it is pursuing strategic alternatives for its oilfield services division, Chesapeake Oilfield Services (“COS”), including a potential spin-off to Chesapeake shareholders or an outright sale. COS’ operations are currently conducted through Chesapeake Oilfield Operating, L.L.C. (the “Company”), a wholly owned subsidiary of Chesapeake. The press release also provided information regarding the estimated revenues of COS for the year ended December 31, 2013. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 24, 2014, Chesapeake issued a press release announcing that it is pursuing strategic alternatives for COS, including a potential spin-off to Chesapeake shareholders or an outright sale. COS’ operations are currently conducted through the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01 Other Events.

On February 24, 2014, Chesapeake issued a press release announcing that it is pursuing strategic alternatives for COS, including a potential spin-off to Chesapeake shareholders or an outright sale. COS’ operations are currently conducted through the Company. The press release cautioned that the proposed separation of COS from Chesapeake is subject to several conditions and that there can be no assurance a spin-off or sale or any other transaction will be consummated.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ CARY D. BAETZ
Cary D. Baetz Chief Financial Officer

Date: February 28, 2014

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated February 24, 2014

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